EXHIBIT 10.2


            FIRST AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT


     THIS FIRST AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the "Amended Agreement") is entered into as of the date set forth below between GrowthExperts Group Inc., an Alberta corporation (the "Corporation" or the "Employer"), and ____________________ (the "Executive").

     WHEREAS, subject to and conditioned upon the closing of the amalgamation of ASPi Alberta Holdings Inc., an Alberta company, and the Corporation (the "Amalgamation"), the Corporation and the Executive desire to amend and restate the understanding between them evidenced by the Executive Employment Agreement originally entered into as of the ____ day of ________, 200_ (the "Original Agreement"); and

     WHEREAS, if the Amalgamation is not completed, this Amended Agreement will not become effective and the Original Agreement will continue to govern the employment of the Executive by the Corporation;

     NOW, THEREFORE, in consideration of the agreements contained herein and in consideration of the benefit to the Executive of closing the Amalgamation and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Executive hereby agree to enter into this Amended Agreement and further agree as follows:


1. Employment and Duties. Employer agrees to employ Executive as a consultant and executive officer, and Executive agrees to perform services and to work for Employer, upon the terms and conditions of this Amended Agreement. Executive will serve in the capacity of _______________________ of the Corporation having primarily those duties as is normal and customary for such a position and/or as further described in any job description (as amended from time to time).

In addition, Executive shall undertake such other duties as may from time to time be assigned to him by Employer's Board of Directors (the "Board"). Executive agrees that his position, duties and responsibilities may be unilaterally changed by Employer, as it deems appropriate without causing termination of this Amended Agreement provided that such changes result in comparable responsibility and compensation.

In performing his duties, Executive will observe and follow the policies and procedures established by Employer, which are subject to change by Employer from time to time.

2. Term of Employment. The term of Executive's employment will be for an indefinite term commencing on the date first written above and shall continue until it is terminated by Executive or the Employer pursuant to the provisions of this Amended Agreement,. Upon the termination of this Amended Agreement, Executive will not be entitled to receive any further compensation or payment other than as expressly provided herein.

3. Monthly Base Salary. In consideration for the services to be performed under this Amended Agreement, Executive will receive, in addition to all other benefits (the "Benefits") provided in this Amended Agreement, a monthly base salary (the "Monthly Base Salary") as follows: ________________ ($______) dollars, however, upon culmination of the Amalgamation the monthly base salary shall increase to ______________ ($_________) dollars payable by Employer in semi-monthly installments or on such other basis as is generally established for executive employees of Employer from time to time. The Board will annually review the Monthly Base Salary or Benefits to determine in its sole discretion what increase in Monthly Base Salary or Benefits, if any, is appropriate.

4. Signing Bonus In the event of a change in control of the Corporation as defined in Section 11 of this Amended Agreement, Executive shall have the right to purchase all the shares forming any signing bonus or other option rights in the time frame set forth. Failure of Executive to exercise or request any purchase of option rights within the stated time frame and upon ten (10) days written notice by Corporation shall be considered a termination of all such rights. Any shares obtained as a signing bonus shall be subject to the following restrictions regarding resale thereof: a) all shares shall be restricted from resale



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for a period of one (1) year from the date of the Amalgamation and b) commencing on the first anniversary of the Amalgamation and for a period of one (1) year from the first anniversary of the Amalgamation, such shares shall be subject to a three percent (3%) per quarter - cumulative resale restriction.

5. Participation in Benefit Programs. During the term of this Amended Agreement, Executive will be entitled to participate in all benefit programs hereafter adopted by Employer from time to time and to the extent permitted by such plans or programs.

6. Options. All shares obtained under the Corporation's 2000 Stock Option Plan shall be subject to the following restrictions regarding resale thereof: a) all shares shall be restricted from resale for a period of one (1) year from the date of the Amalgamation and b) commencing on the first anniversary of the Amalgamation and for a period of one (1) year from the first anniversary of the Amalgamation such shares shall be subject to a three percent (3%) per quarter - cumulative resale restriction.

Any and all options granted by the Corporation that have accrued to the Executive shall expire upon the earlier of a) ten years from the day of grant or
b) the occurrence of one or more of the following events:

     (a) up to and including the first anniversary of the Amalgamation, six (6) months following the termination of the Executive's employment with the Corporation with or without cause; and

     (b) after the first anniversary of the Amalgamation, three (3) months following the termination of the Executive's employment with the Corporation with or without cause.

7. Expenses. The Corporation shall reimburse Executive for all travel and all other expenses directly incurred by him in the course of providing services hereunder. At the end of each month, Executive shall provide the Corporation with copies of written receipts evidencing such expenses being incurred by him and thereafter, the Corporation shall reimburse said employee for all such expenses within 30 days after receipt.

8. Exclusivity of Services. Executive will devote as much time as required by the Corporation to fulfill his duties to the Corporation hereunder.

9. Vacation. Executive will be entitled to _____ (__) weeks paid vacation time in each calendar year and such other reasonable time as requested.

10.  Termination.   This  Amended  Agreement  and  the  employment  relationship hereunder may be terminated in any of the following circumstances:

     (a) Death - This Amended Agreement will automatically terminate upon the death of Executive, in which case Executive's estate will have no claim against Employer for damages or otherwise arising out of or in respect of this Amended Agreement except for payment of any compensation accrued to the date of such death. In the event of Executive's death:

          (i) Employer will make payment within 60 days of the death of Executive, to the heirs, successors and interests or legal representatives of Executive of all amounts owing to Executive under this Amended Agreement as of the date of Executive's death; and

          (ii) Employer will make such payment to the heirs, successors and interests or legal representatives of Executive, when due, as Employer may be otherwise obligated to make pursuant to any benefits plan to which Executive is entitled to the benefit thereof pursuant to the terms of this Amended Agreement, including, without limitation, any benefits plan with respect to which Executive was, upon death, a beneficiary.



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

     (b) Incapacity - If, during the term of this Amended Agreement, Executive is materially incapacitated from fully performing his duties pursuant to this Amended Agreement by reason of illness, disability or other incapacity or by reason of any statute, law, ordinance, regulation, order, judgment or decree, Employer may terminate this Amended Agreement upon payment to Executive of such sum as payable under the Termination provisions as set forth herein.

          For the purposes of Section 10(b) hereof, "materially incapacitated" shall mean any condition of Executive which would reasonably be expected to have a significant effect on his ability to fully perform his duties as set out in Section 1 hereof for a period in excess of sixty (60) days.

     (c) Cause - Notwithstanding any other term of this Amended Agreement, Employer may discharge Executive and terminate this Amended Agreement at any time for just cause without any termination compensation, payment or liability whatsoever to Executive and, in such circumstance, Executive will be entitled to receive all compensation and benefits provided to Executive hereunder which have accrued to the date of termination. Just cause includes, but is not limited to: (i) willful breach by Executive of a material provision of this Amended Agreement, and (ii) serious misconduct incompatible with Executive's duties hereunder or prejudicial to Employer's business.

     (d) Without Cause - This Amended Agreement and the employment relationship hereunder may be terminated by Employer without cause, for any reason and at any time, upon thirty (30) days written notice of termination to Executive. Executive shall be entitled to receive besides all accrued compensation and benefits, severance compensation equal to two
          (2) months salary for each calendar year or portion thereof of employment. Such sum shall be payable, at the sole option of Employer, in equal monthly installments over a three (3) month period or in a lump sum payment to Executive.

     (e) Limitation on Liability - Notwithstanding any other provision of this Amended Agreement, Employer's maximum liability for any breach of this Amended Agreement including, but not limited to, termination with or without cause and/or notice, will be no more than the compensation set out in Section 10 or such sum as awarded according to the terms of
          Section 21 hereof.


11. Change of Control of Corporation. In the event that Executive resigns or is terminated with or without cause within six (6) months of the date of a Change of Control of the Corporation:

     (a) Employer shall pay, within fifteen (15) days after the effective date of the Change of Control Resignation, to or to the order of Executive a lump sum payment equal to two (2) months salary for each calendar year or portion thereof of employment (less any deductions required by law); and

     (2) All Unexercised Rights held by Executive shall be accelerated so that, notwithstanding any provisions of any resolution, by-law, this Amended Agreement, contract or instrument pertaining to or evidencing the Unexercised Rights to the contrary, the Unexercised Rights shall become immediately exercisable and shall remain exercisable upon notice by Executive for a period of six (6) months following the date of the Change of Control Resignation, and this Amended Agreement shall evidence any such amended agreement of Employer and Executive to such acceleration as may be required under, pursuant to or in connection with the Unexercised Rights or any documents or instruments creating or governing such Unexercised Rights.

For the purpose of Section 11 hereof, the following words and phrases have the following meanings:

          (i) "Change of Control" means any change, but for the contemplated Amalgamation and the transactions related directly thereto, in the holding, direct or indirect of shares of Employer as a result of which a person, or a group of persons, or persons acting jointly or in concert, or persons associated or affiliated with any such person or group within the meaning of the Securities Act (British Columbia),



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

               are in a position to exercise effective control of Employer. For the purposes of this Amended Agreement, a person or group of persons holding shares and/or other securities in excess of the number that, directly or indirectly (assuming the conversion of any convertible securities and the exercise of any option, warrant or other right to acquire shares of Employer), would entitle the holders thereof to cast more than 50% of the votes attaching to all shares of Employer that may be cast to elect directors of Employer, or by Amended Agreement of the Corporation as to control shall be deemed to be in a position to exercise effect control of Employer;

          (ii) "Change of Control Resignation" means Executive's resignation from Employer within six (6) months of the date of a Change of Control; and

          (iii)"Unexercised Rights" means securities or rights held by Executive that are convertible into or exchangeable for securities of shares of Employer or any affiliate thereof or options, rights, warrants or other entitlements for the purchase or acquisition of shares of Employer or any affiliate thereof that are not then exercisable.

12. Prohibitions Against Assignments. Executive is at liberty to assign any benefits Executive may be entitled to under this Amended Agreement to any party including his estate or a family related trust but is precluded from delegating to others, without the prior consent of the Board, any of his functions and duties hereunder.

13. Confidential Information. Executive will not divulge to any person, use to the detriment of Employer or any of its affiliates or subsidiaries, or use in any business competitive with or similar to any business of Employer or any of its affiliates or subsidiaries, at any time during employment by Employer or thereafter, any trade secrets or confidential information obtained during the course of his employment with Employer, without first obtaining the written permission of the Board. Confidential information shall include, without being limited to, the following:

     (a)  trade secrets;
     (b) the names, addresses, telephone numbers and telefax(s) of the present and perspective clients of Employer and individual contacts at such clients;
     (c)  information as to the requirements of Employer's clients;
     (d)  pricing and sales information, policies and concepts;
     (e)  financial information;
     (f)  capital structure and shareholder information;
     (g)  business plans;
     (h)  market strategies;
     (i)  industry information; and
     (j)  technical information.

This provision will survive the termination of this Amended Agreement. At the time Executive leaves the employ of Employer, Executive will deliver to Employer and not keep or deliver to anyone else any and all notes, notebooks, memoranda, documents and, in general, any and all material belonging to Employer.

14. Restrictions on Competition

     (a) During the period of Executive's employment, and for a period of twelve (12) months following the termination of this Amended Agreement, Executive shall not, anywhere in North America or in any other country in which the Corporation does business, accept employment or render service to any person, firm or corporation, directly or indirectly, in competition with Employer or any affiliate thereof or, directly or indirectly, enter into or in any manner take part in or lend his name, counsel or assistance to any venture, enterprise, business or endeavor, either as proprietor, principal, investor, partner, director, officer, employee, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever for any purpose which



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          would be  competitive  with the business of Employer or any  affiliate thereof, or any of their respective successors; provided, however, that the foregoing shall not be deemed to prohibit Executive from acquiring an equity interest in any company, the shares of which are listed on any national stock exchange.

     (b) During a period of twelve (12) months following the termination of this Amended Agreement, without first obtaining the written consent of Employer, which consent will not be arbitrarily and unreasonably withheld, Executive shall not:

          (i) solicit any person or corporation who has been a customer or client of Employer during the twelve (12) months immediately preceding the date of termination of this Amended Agreement; or

          (ii) solicit or hire any person who has been employed by Employer during the twelve (12) months immediately proceeding the date of the termination of this Amended Agreement.

     (c) If the geographic area of restriction set forth above in this Section 14 shall be deemed or determined to be unreasonable or unenforceable by a Court of competent jurisdiction, Executive agrees and submits to the reduction of the geographic area of restriction to such geographic area of restriction as the Court shall deem to be reasonable and enforceable.

     (d) Executive acknowledges and agrees that the foregoing time limits are reasonable and properly required for the adequate protection of the business of the Employer, and in the event that any time limitation is deemed to be unreasonable or unenforceable by a Court of competent jurisdiction, Executive agrees and submits to the reduction of the time limitation to such period as the Court shall deem to be reasonable and enforceable.

     (e)  Executive agrees that the restrictions and covenants contained in this
          Section 14 shall be construed independent of any other provision of this Amended Agreement, and the existence of any claim or cause of action by Executive against Employer, whether predicated on this Amended Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants or restrictions contained herein, provided however that if any provision hereof shall be held to be illegal, invalid or unenforceable in any jurisdiction by a Court of competent jurisdiction, such decision shall not effect any other covenants or provisions of this Amended Agreement or the application of any other covenant or provision.

     (f) Executive acknowledges that the restrictions and covenants contained herein will not materially effect Executive's ability to obtain other employment.

     (g) Executive agrees that Employer has a material interest in preserving the relationships it has developed with its customers against impairment by competitive activities of a former employee. Accordingly, Executive agrees that the restrictions and covenants contained in this Section 14 and Executive's Amended Agreement to it constitute a material inducement to Employer to enter into this Amended Agreement and to employ Executive and to pay Executive compensation for the services to be rendered to Employer by Executive (it being understood and agreed by the parties hereto that compensation shall also be paid and received in consideration of this Amended Agreement) and that Employer would not enter into this Amended Agreement absent such inducement.

15. Injunction Executive understands and agrees that the Employer shall suffer irreparable harm in the event that Executive breaches any of Executive's obligations under Sections 13 and 14 of this Amended Agreement and that monetary damages shall be inadequate to compensate the Employer for such breach. Accordingly, Executive agrees that, in the event of a breach or threatened breach by Executive of any of the provisions of this Amended Agreement, the Employer, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, shall be entitled to an interim injunction, interlocutory injunction and permanent injunction in order to prevent or restrain any such breach by Executive, employers, employees, servants, agents, representatives and any and all persons directly or indirectly acting for, on behalf of or with Executive.



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

16. Severability. If any covenant or other provision of this Amended Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and thisAmended Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Amended Agreement. All other covenants and provisions of this Amended Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

17. Governing Law. This Amended Agreement will be construed and enforced in accordance with the laws of the Province of British Columbia. All parties hereby at torn to the exclusive jurisdiction of the Courts of British Columbia.

18. Non-Assignability. Subject to the provisions of Section 12, this Amended Agreement shall not be assigned by either party to this Agreement without the prior written consent of the other party to this Agreement. .

19. No Waiver. The failure of a party to insist upon strict adherence to any term of this Amended Agreement on any occasion will not be considered a waiver and will not deprive that party of the right to insist upon adherence to that term or any other term of this Amended Agreement. Any waiver or amendment to this Amended Agreement will be in writing.

20. Withholdings. All compensation provided by Employer under this Amended Agreement is subject to any and all withholding by Employer as required by applicable law. In any event, Executive will be responsible for payment of any and all taxes in respect of any payments or benefits provided herein.

21. Arbitration. If any dispute arises between the parties to this Amended Agreement and is not resolved amicably between the parties, then the dispute will be submitted to a single arbitrator to be agreed upon by the parties to that dispute; but, if a single arbitrator cannot be agreed upon within two business days after the appointment of the single arbitrator has been requested by one of the parties, then the dispute will be referred to a board of three arbitrators, one to be appointed by each party to the dispute and a third arbitrator to be appointed by the first two named arbitrators. If either party to the dispute refuses or neglects to appoint an arbitrator within two business days after the other party to the dispute has appointed an arbitrator, and has served written notice upon the other so refusing or neglecting to appoint an arbitrator requiring that party to make such appointment, then the arbitrator first appointed will, at the request of the party appointing him, proceed to hear and determine the dispute as if he were a single arbitrator appointed by both parties to the dispute for that purpose. If two arbitrators are so named within the time prescribed and the arbitrators do not agree within a period of two business days upon the appointment of the third arbitrator, then upon the application of either party to the dispute, the third arbitrator will be appointed by a Judge of the Supreme Court of British Columbia. The determination made by the arbitrators or a majority of them, or by the single arbitrator, as the case may be, will be final and binding upon the parties to the dispute. The costs of the third or single arbitrator, as the case may be, will be borne equally by the parties to the dispute, and each of the parties will bear the costs of the arbitrator appointed by him. The provisions of this Section 21 will be deemed to be a "submission" to arbitration within the provisions of the Commercial Arbitration Act (British Columbia), except that any limitation on the remuneration of arbitrators imposed by that legislation will not have application to any arbitration proceedings commenced pursuant to this Agreement.

22. Entire Amended Agreement. Other than any stock option agreement(s) or agreements related to benefits payable hereunder, this Amended Agreement constitutes the entire Amended Agreement of the parties relating to the subject matter hereof, and supersedes all previous Amended Agreements, arrangements, and understandings, whether express or implied, relating to the subject matter hereof. No other Amended Agreements, oral, implied or otherwise, regarding the subject matter of this Amended Agreement will be deemed to exist or bind either of the parties hereto.




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




23. Counterparts. This Amended Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Amended Agreement which was so faxed.

     IN WITNESS WHEREOF, Employer and Executive have executed this Amended Agreement this____ day of June 2001.

                                 GROWTHEXPERTS GROUP INC.



                                 By: ------------------------------------------

                                 Name:   --------------------------------------
                                 Title:   -------------------------------------



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